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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT dated this 3rd day of August, 2001 by and among NEWS COMMUNICATIONS, INC., a Nevada corporation ("Seller"), and MANHATTAN MEDIA CORP., a New York corporation ("Buyer").

                                    RECITALS

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock of each of Manhattan Publishing Corp., a New York corporation ("Manhattan Publishing"), Access Network Corp., a New York corporation ("Access"), and West Side Newspaper Corp., a New York corporation ("West Side" and collectively with Manhattan Publishing and Access, individually, a "Company" and collectively, the "Companies") (such shares being referred to herein as the "Shares"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares and certain other Assets and Properties of Seller on the terms and subject to the conditions set forth in this Agreement, effective as of 12:01 a.m. on August 1, 2001 (the "Effective Date").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS


         1.1. Definitions: When used herein, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

         "Allon" means Thomas Allon, the Publisher of the Publications since November 1992.

         "Assets and Properties" means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), operated, owned or leased by the Companies or owned or leased by Seller or any Affiliate of Seller and used exclusively by one or more of the Companies.



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         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Contract" means any contract, agreement, advertisement agreement, insertion order, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

         "Companies' Employees" means the employees identified in Schedule 4.9 attached hereto, representing all the employees who are currently employed by Seller or its subsidiary, Media Venture Group, Inc. and who work on any of the Publications or work on the business of the Companies and who immediately following the Closing will continue to work on any of the Publications or work for the business of the Companies.

         "GAAP" means generally accepted accounting principles in the United States as of the date of this Agreement.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

         "Intellectual Property" means any and all of the Companies' rights whether owned or licensed in and to (i) trademarks, service marks, trade dress, slogans, logos, "flags," newspaper and publication names, trade names, domain names, urls and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (ii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iii) common law trademarks, (iv) proprietary formulations, manufacturing methods, know-how and trade secrets and (v) all of the foregoing items (i) through (iv) owned or licensed by Seller or an Affiliate of Seller and used exclusively by or on behalf of any Company in the operation of its business including, but not limited to, the domain names and urls registered to and owned by Seller and used by the Companies as websites for the Publications.

         "Knowledge of Seller" means the actual knowledge of the Chairman, Chief Executive Officer, President or the Chief Financial Officer of Seller and includes written notice to such Persons of facts or circumstances that would give rise to forming a basis of such actual knowledge.

         "Lease" means that certain Lease dated July 26, 2000 by and between Max Five NY, LLC (the "Landlord") and Manhattan Publishing for certain premises located at 63 West 38th Street, New York, New York.

         "Liabilities" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.


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         "Lien" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

         "Person" means an individual, a partnership, limited liability company, a corporation, or a division or business unit thereof, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

         "Publications" means Our Town, West Side Spirit, Chelsea Clinton News and The Westsider.

         "Tangible Personal Property" means all fixed assets, machinery and equipment and tangible assets owned by the Companies or owned by Seller or any Affiliate of Seller and used exclusively by one or more of the Companies.

         "Tax" or "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on any Company, including, without limitation, taxes, imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer, and gains taxes, and customs duties.

         "Tax Return" means returns, reports, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

         1.2 Accounting Terms. Unless specifically defined herein, accounting terms shall have the meaning specified by GAAP.

         1.3 Monetary Terms. All references to "Dollars" or "$" shall mean US Dollars unless otherwise specified.

                                   ARTICLE II.

                           PURCHASE AND SALE OF SHARES


         2.1. Purchase and Sale of Shares. Seller agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, acquire, assume and accept from Seller, all of the right, title and interest of Seller in and to the Shares and certain other Assets and Properties of Seller specified on Schedule
2.1 attached hereto at the Closing on the terms and subject to the conditions set forth in this Agreement.


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         2.2. Purchase Price. The purchase price for the Shares and the other
Assets and Properties specified on Schedule 2.1 attached hereto shall be $910,000 (the "Purchase Price") which shall be payable as follows:

                                    (i) At the Closing, $360,000 shall be
                  payable in cash by wire transfer of immediately available funds to an account or accounts designated by Seller; and

                                    (ii) $550,000 shall be payable by the
                  delivery at the Closing of a promissory note payable by Buyer to Seller in the form of Exhibit A attached hereto (the "Note").

         2.3. Section 338(h)(10) Election. With respect to the acquisition of the Shares, Seller and Buyer shall jointly make timely election provided for by
Section 338(h)(10) of the Code and Section 1.338(h)(10) of the United States Treasury regulations (and any comparable election under state or local laws) (collectively, the "Election"). Seller and Buyer shall consult and cooperate with one another to compute the sales price of the assets of the Companies and to allocate the sales proceeds among such assets for purposes of completing all forms of any nature necessary to effectuate the Election (including, but not limited to, Internal Revenue Service Form 8023, Corporate Qualified Stock Purchase, and any similar forms under applicable state or local law) (the "Section 338 Forms") in accordance with applicable U.S. Treasury regulations. Upon such time as Buyer and Seller have agreed upon an allocation of the sales proceeds among the assets of the Companies, such agreed-upon allocation shall be set forth on Schedule 2.3 attached hereto and made a part hereof. Based on such allocations, Buyer and Seller shall jointly prepare the Section 338 Forms and Buyer and Seller shall execute and deliver the Section 338 Forms to one another for filing. If it is discovered that any additional Section 338 Forms are required to effectuate the Election, provided such additional Section 338 Forms do not materially alter the allocations previously made, Seller and Buyer shall as promptly as practicable thereafter, cooperate with each other and take all actions necessary and appropriate (including filing such Section 338 Forms and other documents as may be required) to effect and preserve a timely Election in accordance with the provisions of Section 338(h)(10) of the Code and Section 1.338(h)(10) of the United States Treasury regulations (or any comparable provision of state or local tax law). Within 30 days following the Closing, Seller and Buyer shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and in accordance with this Agreement. Seller and Buyer shall report the acquisition by Buyer of the Shares pursuant to this Agreement consistent with the Elections and shall take no position contrary thereto or inconsistent therewith in any tax return, any discussion with or proceeding before any taxing authority, or otherwise.

                                  ARTICLE III.

                                     CLOSING


         The closing (the "Closing") of the transactions contemplated hereby will take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, 29th Floor,


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New York, NY 10020, or at such other place as Buyer and Seller mutually agree, at 12:00 p.m. local time, on or about August 3, 2001 or within five (5) days after the conditions contained in Article VII have been satisfied or waived or at such other place and time as may be agreed upon by the parties hereto. The time and date of the Closing is referred to herein as the "Closing Date". At the Closing, Buyer will pay the Purchase Price. Simultaneously, Seller will assign and transfer to Buyer good and valid title in and to the Shares, and certain other Assets and Properties of Seller specified herein below and free and clear of all Liens, by delivering to Buyer certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank and certain assignments more fully described below. At the Closing, Seller and Buyer shall deliver any certificates and other documents and instruments required under Article VII.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to, and agrees with, Buyer as follows:

                  4.1. Corporate Existence of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller was formerly known as Applied Resources, Inc. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

                  4.2. Authority Relative to this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller and no further corporate action on the part of Seller is required. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                  4.3. Corporate Existence of the Companies.

                           (a) Each Company is a corporation duly organized and
validly subsisting under the laws of the State of New York, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as and to the extent now conducted. The Companies are not in violation of any of the provisions of their respective Certificates of Incorporation or By-laws.

                           (b) Seller has, prior to the execution of this
Agreement, delivered to Buyer true and complete copies of the Certificates of Incorporation and By-laws of the Companies as in effect on the date hereof. Seller has not and will not modify the Companies' Certificate of Incorporation or By-laws prior to Closing without Buyer's consent.


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                  4.4. Capitalization of the Companies.

                           (a) The authorized capital stock of each of the
Companies consists solely of two hundred (200) shares of common stock, without par value. Manhattan Publishing has issued ten (10) shares (the "Manhattan Shares"), Access has issued (200) shares (the "Access Shares") and West Side has issued one hundred (100) shares (the "West Side Shares"), respectively, of their common stock, all of which are owned by Seller. There are no other issued or outstanding shares of capital stock of any of the Companies. The Manhattan Shares, the Access Shares and the West Side Shares have been duly authorized and validly issued, are fully paid and, except as provided by Section 630(a) of the New York Business Corporation Law, nonassessable, and are free of preemptive rights and Liens imposed by Seller. There are no outstanding subscriptions, convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating Seller or any Company to issue, reissue, acquire, transfer or sell any of the Companies' capital stock. None of such issued and outstanding shares nor Seller, with respect to the Shares, is the subject of any voting trust agreement or other agreement relating to the voting of the Shares or restricting in any way the sale or transfer of the Shares. The Shares have not been issued in violation of federal securities laws or the securities laws of any other jurisdiction.

                           (b) The delivery of certificates at the Closing
representing the Shares in the manner provided in Article III will transfer to Buyer good and valid title to the Shares, free and clear of all Liens other than Liens created or suffered to exist by Buyer or the Subordinated Lenders or as otherwise permitted by this Agreement.

                           (c) No dividends or distributions of any kind or
nature have been declared or paid with respect to the Shares that remain unpaid.

                           (d) None of the Companies own any stock or hold an
equity interest in any other Person.

                  4.5. No Conflict; Required Filings and Consents.

                           (a) Except as set forth in Schedule 4.5, the
execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Seller or any Company, (ii) violate or conflict with the Certificate or Articles of Incorporation or By-Laws of Seller or any Company, (iii) to the Knowledge of Seller, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which Seller or any Company is a party or by which Seller or any Company or any of their respective properties is bound or affected, except for conflicts, violations, breaches, defaults or rights of termination or cancellation which, in the aggregate, would not have a material adverse effect on Seller or the Companies, (iv) create or result in the imposition of a Lien on the Assets and Properties or (v) to Seller's Knowledge require the consent of any Person in order to consummate the transactions contemplated by this Agreement.


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                           (b) Other than the Election to be made by Seller in
accordance with Section 2.3 above and the Form RPT and Form TP584 to be filed by Seller in accordance with Section 6.3(b) below, the execution, delivery or performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, require by Seller or any Company any notice, report or other filing with any Governmental or Regulatory Authority, or require any waiver, consent, approval or authorization of any Person or any Governmental or Regulatory Authority.

                  4.6. Financial Statements; No Undisclosed Liabilities. Seller has previously delivered to Buyer and Schedule 4.6 contains: (i) the unaudited balance sheets of the Companies as of December 31, 2000, December 31, 1999 and November 30, 1999 and related unaudited statements of income for the periods then ended and (ii) the unaudited balance sheet of the Companies as of June 30, 2001 and related unaudited statements of income for the period then ended (collectively the "Financial Statements") except as set forth on Schedule 4.6 attached hereto, assuming that the management of the Companies, including Allon, have provided true, complete and correct financial information to Seller, (x) are in accordance with the books and records of the Companies, (y) have been prepared in a manner consistent with the Companies' past accounting practices and (z) present fairly the financial position and results of operations of the Companies at the dates and for the periods to which they relate. To the Knowledge of Seller, since June 30, 2001 none of the Companies have incurred any liability of a kind which would be required by GAAP to be reflected in a balance sheet other than liabilities incurred in the ordinary course of business.

                  4.7. Litigation. Except as set forth on Schedule 4.7 attached hereto, to the Knowledge of Seller, no investigation or review or audit by any Governmental or Regulatory Authority with respect to any Company is pending or threatened against any Company, and no Governmental or Regulatory Authority has advised Seller or, to the Knowledge of Seller, the Companies, in writing of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or, to the Knowledge of Seller, threatened against or affecting any Company at law or in equity or before any Governmental or Regulatory Authority or which challenges the validity of this Agreement or any action taken or to be taken by any Company pursuant to this Agreement. As of the date hereof, to the Knowledge of Seller, the Companies are not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction, stipulations, or decree of any court, Governmental or Regulatory Authority relating to the Companies.

                  4.8. Intellectual Property. Seller has not received notice that any Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person, and to the Knowledge of Seller, no Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that a Company must license or refrain from using any Intellectual Property rights of any Person).

                  4.9. Labor Matters. To the Knowledge of Seller which is based upon the information provided by Allon, Schedule 4.9 attached hereto sets forth a true, accurate and complete list of all of the Companies' Employees and their respective salaries, incentive plans, if any, pension and profit sharing plans and other employee benefit plans, if any, and health benefits, if any. To the


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Knowledge of Seller which is based on the information provided by Allon, there are no employment contracts with any of the Companies' Employees except for Allon. To the Knowledge of Seller, all payments including salary and accrued contributions required to be made on behalf of the Companies under any such plan or arrangement have been or will be made up to the Effective Date other than payment of obligations for accrued vacation which obligations are being assumed by Buyer. To the Knowledge of Seller, no Company is a party to any collective bargaining agreements. To the Knowledge of Seller, there is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against any Company or against any Person with respect to any employee of such Company pending or threatened before any court or Governmental or Regulatory Authority.

                  4.10. ERISA Representations. The Companies maintain no "Employee Benefit Plans" (as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is subject to any provision of ERISA.

                  4.11. Tax Matters.

                           (a) Tax Return Filings. Except as set forth in
Schedule 4.11(a) attached hereto, each of the Companies has filed all Tax Returns (or Tax Returns have been filed on behalf of each Company) (or received an appropriate extension of time to file such Tax Returns) required to be filed by it prior to the date hereof. All Tax Returns were true, complete, and correct and, unless an extension of time was obtained, filed on a timely basis. Each Company (i) has paid all material Taxes that are due, or claimed or asserted by any taxing authority to be due, from such Company for the periods covered by the Tax Returns except for Taxes being contested in good faith or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP.

                           (b) Tax Reserves. Each Company has established (and
until the Closing Date will maintain) on its books and records reserves adequate to pay all taxes not yet due and payable).

                           (c) Tax Liens. There are no Tax Liens upon the assets
of any of the Companies except Liens for Taxes not yet due.

                           (d) Withholding Taxes. each Company has complied (and
until the Closing Date will comply) with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all material required amounts.

                           (e) Waivers of Statute of Limitations. None of the
Companies has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on its behalf).

                           (f) Deficiency. No deficiency for any Taxes has been
proposed or assessed against any of the Companies that has not been resolved and paid in full.


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                           (g) Powers of Attorney. Except as set forth in
Schedule 4.11(g) attached hereto, no power of attorney currently in force has been granted by any of the Companies concerning any Tax matter.

                           (h) Tax Sharing Agreements. There are no agreements
relating to the allocation or sharing of Taxes among Seller and any of the Companies.

                  4.12. Real Property. Manhattan Publishing has a valid and subsisting leasehold estate in the real property referenced in the Lease. A true and complete copy of the Lease has been delivered to Buyer. The Lease is a legal, valid and binding agreement of Manhattan Publishing, enforceable in accordance with its terms and, to the Knowledge of Seller, there is no material default thereunder. To the Knowledge of Seller, none of the Companies hold any other interest in any real property. Manhattan Publishing has paid rental payments due under the Lease through the end of July 2001. The security deposit under the Lease being held by the Landlord is $116,271 (the "Existing Security Deposit"), none of which has been applied.

                  4.13. Assets and Properties. To the Knowledge of Seller, based solely upon the information provided to Seller by Allon which the Buyer acknowledges as true and complete, Schedule 4.13 attached hereto sets forth a list of all Tangible Personal Property located at the Companies' premises located at 63 West 38th Street, New York, New York. Except as set forth in
Schedule 4.13 attached hereto, to the Knowledge of Seller such Tangible Personal Property is freely transferable without any third party consent and all such Tangible Personal Property is free and clear of all Liens.

                  4.14. Contracts. To the Knowledge of Seller, Schedule 4.14 sets forth a true, accurate and complete list of all material Contracts, agreements, equipment leases, and other commitments of the Companies held in the name of Seller as "lessee" that relate to the business of the Companies (the "NCI Contracts").

                  4.15. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Seller or the Companies, or their Affiliates, if any, who might be entitled to any fee or commission from Buyer or its Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

                  4.16. Exclusivity of Representations and Warranties; No Implied Warranties. IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING, HAS NOT MADE, AND EXPRESSLY DISCLAIMS THE MAKING OF, ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO BUYER EXCEPT FOR THOSE SPECIFICALLY PROVIDED IN ARTICLE IV OF THIS AGREEMENT OR OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT. EXCEPT FOR THE MATTERS THAT ARE EXPRESSLY COVERED BY THE PROVISIONS OF THIS AGREEMENT, BUYER IS RELYING ON ITS OWN INVESTIGATION AND ANALYSIS IN ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHER EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN ARTICLE IV HEREOF, SELLER MAKES NO


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REPRESENTATION OR WARRANTY, AND EXPRESSLY DISCLAIMS THE MAKING OF ANY
REPRESENTATION OR WARRANTY, TO BUYER REGARDING: (A) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED OR MADE AVAILABLE TO BUYER OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE COMPANIES OR THE FUTURE BUSINESS OPERATIONS OF ANY COMPANY; (B) ANY OTHER INFORMATION OR DOCUMENTS CONCERNING FUTURE PERFORMANCE OF THE COMPANIES MADE AVAILABLE TO BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE COMPANIES OR THE BUSINESS OR OPERATIONS OF ANY COMPANY, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV HEREOF OR OTHERWISE SET FORTH IN THIS AGREEMENT; (C) THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY EQUIPMENT OR INVENTORY OF ANY COMPANY OR (D) THE VALUE OF THE BUSINESS, OPERATIONS OR ASSETS OF ANY COMPANY.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to, and agrees with, Seller as follows:

                  5.1. Corporate Existence.

                           (a) Buyer is a corporation duly organized, validly
subsisting under the laws of the State of New York and has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                           (b) Buyer has, prior to the execution of this
Agreement, delivered to Seller true and complete copies of the Certificate of Incorporation and By-laws of Buyer as in effect on the date hereof.

                  5.2. Authority Relative to this Agreement. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to execute and deliver the Note and to grant a security interest in any collateral required to secure the Note, and no further corporate action on the part of Buyer is required. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and delivered by Buyer and constitutes a valid and binding agreement, enforceable against Buyer in accordance with its terms.

                  5.3. No Conflict; Required Filings and Consents.

                           (a) The execution and delivery of this Agreement by
Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any

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law, regulation, court order, judgment or decree applicable to Buyer or by which its properties are bound or affected, (ii) violate or conflict with the Certificate of Incorporation or By-laws of Buyer, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of any Contract, permit, license or franchise to which Buyer is a party or by which Buyer or any of its properties is bound or affected, except for conflicts, violations, breaches or defaults or rights of termination or cancellation which, in the aggregate, would not have a material adverse effect on Buyer, (iv) create or result in the imposition of a Lien on any of the assets of Buyer other than Liens granted to Seller pursuant to the Security Agreements or (v) require the consent of any person in order to consummate the transactions contemplated by this Agreement.

                           (b) Other than the Election to be made by Buyer in
accordance with Section 2.3 above, the execution, delivery or performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, require by Buyer any notice, report or other filing with any Governmental or Regulatory Authority or require any waiver, consent, approval or authorization of any Governmental or Regulatory Authority.

                  5.4. Purchase for Investment. The Shares will be acquired by Buyer for its own account for the purpose of investment. Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                  5.5. Post-Closing Reorganization. Immediately following the Closing, Buyer intends to (i) merge with and into Manhattan Media, LLC, a New York limited liability company and (ii) dissolve the Companies and distribute all of their assets and liabilities to Manhattan Newspaper Group, LLC, a newly formed New York limited liability company whose sole member is Manhattan Media LLC (such corporate actions, collectively referred to as the "Post-Closing Reorganization"). Buyer acknowledges that Manhattan Media LLC will possess sufficient funds to make all necessary payments in connection with the transactions contemplated by this Agreement and neither the transactions contemplated by this agreement nor those contemplated by the Post-Closing Reorganization will render Manhattan Media LLC insolvent.

                  5.6. Sufficient Funds. Buyer and/or Manhattan Media, LLC possesses and will possess sufficient funds to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement. Buyer is solvent and neither the consummation of the transactions contemplated hereby nor the conduct of business after the Closing will render Buyer insolvent.

                  5.7. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of Buyer or its Affiliates who might be entitled to any fee or commission from Seller or the Companies, or their Affiliates, upon the consummation of the transactions contemplated hereby or thereafter.

                  5.8. Buyer Due Diligence. Buyer acknowledges that Allon has been the Publisher of the Publications of the Companies since November 1992. Buyer has discussed the representations and warranties (including those contained in Article IV) with Allon and, based upon these discussions, Buyer has no knowledge of any facts and/or circumstances which would make any of the representations and warranties of Seller untrue.

                                   ARTICLE VI.

                                    COVENANTS


                  6.1. Cooperation. Subject to the terms and conditions herein provided, Seller and Buyer agree to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto or their officers, directors or representatives shall take all such necessary action. Each of Seller and Buyer will execute any additional instruments necessary to consummate the transactions contemplated hereby.

                  6.2. Confidentiality. Buyer and Seller shall hold, and shall use their commercially reasonable efforts to cause their respective officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning Buyer, Seller and the Companies, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of Buyer, Seller, the Companies or any of their respective Affiliates; or (ii) later lawfully acquired without the breach of any other agreement by Buyer, Seller, the Companies or their respective officers, directors, partners, financial advisors, counsel and other agents from other sources) and will not release or disclose such information to any other Person, except its officers, directors, prospective lenders, financial advisors, counsel and other agents in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained as hereinbefore provided, and, if requested by Seller, Buyer or the Companies, as the case may be, the other(s) will, and will cause its officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to, return to Seller, Buyer or the Companies all copies of written information furnished by or on behalf of Seller, Buyer or the Companies to the other(s) or their respective officers, directors, prospective lenders, financial advisors, counsel and other agents.

                  6.3. Tax Matters.

                           (a) Preclosing Taxes. Seller shall timely prepare and
timely file (or cause to be so prepared and timely filed) all Companies' Tax Returns covering each of the Companies for all taxable periods ending on and before the Effective Date ("Preclosing Tax"). Seller shall timely pay or cause to be paid all Preclosing Tax.

                           (b) Transfer Taxes. Seller shall pay all sales, use,
transfer, real property, transfer, recording, gains, stock transfer, and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the transaction effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Buyer and the Companies on an after-Tax basis with respect to such Transfer Taxes. Promptly following the Closing, Buyer and Seller shall execute and Seller shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes including a Real Property Transfer Tax Return pursuant to Title 11, Chapter 21 of the New York City Administrative Code ("Form RPT") and a Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate pursuant to Article 31 of the Tax Law of the State of New York ("Form TP 584") together with all applicable supplemental schedules.

                           (c) Availability of Tax Returns and Associated Work
Papers. Seller has made available and will continue to make available to Buyer complete and accurate copies of all Tax Returns and associated work papers for the three (3) taxable years prior to the Closing Date filed by or on behalf of any of the Companies, whether in the possession of Seller, its Affiliates or its auditors or accountants; provided, however, that to the extent necessary as a result of any audit by any federal, state or local Tax authority, Seller shall provide, at Buyer's request, additional Tax Returns and additional work papers for the years at issue.

                  6.4. Non-Competition. In consideration for the purchase of the Shares, Seller, on behalf of itself and its parent and/or subsidiaries at any time existing, agrees for a period of three (3) years from the Closing Date as follows:

                           (a) They shall not, either directly or indirectly,
without the prior written consent of Buyer, own or operate any Competitive Business in the Restricted Area (as hereinafter defined). For purposes of this Agreement, "Competitive Business" shall mean any residential oriented newspaper of the same nature as the Publications, the principal audience and the content of which is targeted primarily toward the Restricted Area; for purposes of clarification the term shall not include newspapers of general circulation in the Restricted Area, such as The New York Post, The New York Times and The Daily News. For purposes of this Agreement, "Restricted Area" shall mean the borough of Manhattan in the City of New York in the state of New York. Notwithstanding anything in this Agreement to the contrary, Seller shall be permitted to own any Competitive Business in the Restricted Area so long as Seller owns fifteen percent (15%) or less of such Competitive Business.

                           (b) They shall not employ or solicit, or receive or
accept the performance of services by, any of the Companies' Employees; provided, however, that nothing shall prevent Seller from hiring any Company Employee that voluntarily seeks employment with Seller or its Affiliates.

                           (c) Seller acknowledges that Buyer would be
irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

                  6.5. Rent. Seller shall pay all rent and utilities up to the Effective Date. Within ten (10) business days after Buyer delivers to Seller an invoice for charges arising under the Lease applicable to any period prior to the Effective Date, Seller shall pay to the Landlord or reimburse Buyer, as applicable, for any such charges.

                  6.6. Payroll. Seller shall process payroll for the Companies' Employees through the Effective Date, including paying all withholding taxes required to be paid on such wages.

                  6.7. Employee Matters and Health Benefits. Seller shall pay all health benefits of the Companies' Employees up to the Effective Date. Buyer shall on or prior to the Closing offer employment to commence as of the Effective Date to the Companies' Employees and Seller shall, as of the Effective Date, permit Buyer or an Affiliate of Buyer to hire the Companies' Employees. The employees hired by Buyer pursuant to such offers of employment (the "Hired Employees") shall be employees at will and nothing expressed or implied in this Agreement will obligate Buyer to provide continued employment to any such Hired Employee for any specified period of time following the Closing Date. Within one month following the Closing Date Buyer shall have established an "employee benefit plan" (as defined in Section 3(3) of ERISA) and Buyer shall permit the Hired Employees to participate in such plan in accordance with its terms, provided that Buyer shall ensure that (i) the Hired Employees' years of employment with Seller will be treated as years of employment with Buyer for purposes of meeting the eligibility, vesting and waiting period requirements under such plans, and (ii) such employees expenses which are covered under Seller's group health plan prior to the Closing will be taken into account in applying any deductible limit under Buyer's group health plan. Buyer shall be responsible for all obligations (including but not limited to notice obligations) with respect to the Companies' Employees after the Effective Date, including continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the Companies' Employees and their beneficiaries; provided, however, that for the period from the Effective Date through the end of August, 2001 the Companies' Employees and their beneficiaries shall be covered under Seller's group health plan and Buyer shall pay to Seller at Closing a cash amount equal to $10,339.03 to reimburse Seller for the actual costs and reasonable expenses of providing such coverage.

                  6.8. Lease Matters.

                           (a) Buyer shall use its commercially reasonable
efforts to obtain a release of that certain Guaranty dated August 11, 2000 executed by Seller in favor of the Landlord which guarantees the obligations of Manhattan Publishing under the Lease (the "Lease Guaranty").

                           (b) Within 15 days following the Closing, Buyer shall
have obtained and delivered to the Landlord a replacement security deposit (the "Replacement Security") in form and substance acceptable to the Landlord in exchange for a full release of the Existing Security Deposit.

                           (c) Upon an Event of Default under the Note following
the expiration of any applicable notice and grace periods and promptly upon request by Seller (at its option), Manhattan Publishing or its successor, as applicable, shall sublet the leased premises under the Lease to Seller or its designee to the extent permitted under the terms of the Lease, and upon such sublet, Manhattan Publishing shall vacate the premises within 30 days of the exercise of such option by Seller.

                  6.9. Assignment of and Performance under Seller's Contracts. Seller or the Companies, as applicable, shall pay all lease payments due and owing through the Effective Date under the NCI Contracts and any other contract that relates to the business of the Companies and to which Seller or any Company is a party. After the Closing, Buyer shall continue performance on Seller's and/or its own behalf under the NCI Contracts in accordance with the terms thereof at Buyer's or the Companies' sole cost and expense. Seller shall use commercially reasonable efforts (without expenditure of funds) to obtain, within 120 days following the Closing Date, the consent to the assignment of the NCI Contracts (the "Assignments") to Manhattan Publishing or Manhattan Newspaper Group, LLC, as the case may be. If Seller is unable to deliver any Assignment within such 120 day period, Seller shall have the right, at its sole discretion, to either (i) terminate such NCI Contract upon 30 days written notice to Buyer or (ii) allow Buyer to continue to maintain such NCI Contract for the benefit of Buyer at Buyer's sole cost and expense. Buyer shall pay to Seller the amounts due under the NCI Contracts within 15 days after Seller delivers to Buyer the applicable invoice therefor.

                  6.10. Restriction on Liens. Buyer shall ensure that none of Buyer, the Companies or any successor to the Companies or Buyer creates, incurs, assumes or suffers to exist, directly or indirectly, any Lien on any of the Assets and Properties now owned or hereafter acquired, other than Liens already existing on the date hereof and Liens granted to Seller pursuant to the Security Agreements; provided, however, that ISIS Venture Partners, LLC, a New York limited liability company ("ISIS"), and/or any of its Affiliates shall have the right to take a security interest in the Assets and Properties, provided that ISIS or such Affiliate executes and delivers to Seller a Subordination Agreement, in the form of Exhibit B attached hereto, pursuant to which ISIS' or such Affiliate's security interest shall be subordinate at all times in right and payment to the Liens granted to Seller.

                  6.11. Restriction on Issuance of Securities. Buyer shall not, at any time until the later of (i) satisfaction of all of its obligations under Note or (ii) termination of Seller's obligations under the Lease Guaranty, issue, sell, assign, pledge or otherwise dispose of (x) any capital stock of any Company, (y) any securities exchangeable for or convertible into or carrying any rights to acquire any of the capital stock of any Company or (z) any option, warrant or other right to acquire any capital stock of any Company unless such transferee or purchaser shall agree to pledge such shares in favor of Seller.

                  6.12. Restriction on Mergers, Etc. Buyer shall not, and shall not following the Closing permit any Company to, (i) become a party to a merger or consolidation, (ii) wind-up, dissolve or liquidate itself or (iii) sell, transfer or assign its assets. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to consummate the transactions contemplated by the Post-Closing Reorganization without violating any provision of this

Agreement; provided, however, that contemporaneously with the consummation of the Post-Closing Reorganization, (i) Manhattan Media, LLC shall assume all of Buyer's obligations under this Agreement and any agreement or document executed in connection with this Agreement (including the covenants set forth in this Article VI) as if it were a party hereto, (ii) Manhattan Media, LLC shall execute and deliver to Seller an Allonge to the Note in the form of Exhibit C attached hereto (the "Allonge"), pursuant to which Manhattan Media LLC agrees, among other things, to assume all of Buyer's obligations under the Note, (iii) Manhattan Newspaper Group, LLC shall execute and deliver to Seller a Guaranty in the form of Exhibit D-2 attached hereto (the "Guaranty"), which shall guarantee the payment and performance of Manhattan Media, LLC's obligations under the Note, (iv) Manhattan Newspaper Group, LLC shall execute and deliver to Seller a Security Agreement in the form of Exhibit E-2 attached hereto (the "Security Agreement") which shall grant to Seller a perfected, first priority Lien on all of its assets, (v) Manhattan Media, LLC shall execute and deliver to Seller a Pledge Agreement in the form of Exhibit F-2 attached hereto (the "Pledge Agreement"), which shall grant to Seller a perfected, first priority security interest in all of the issued and outstanding membership interests of Manhattan Newspaper Group, LLC, together with certificates representing such membership interests and appropriate stock powers and endorsements thereto, (vi) Seller, Manhattan Media LLC and Piper Marbury Rudnick & Wolfe LLP shall have executed and delivered the Escrow Agreement in the form of Exhibit G attached hereto the (the "Escrow Agreement"), (vii) Manhattan Publishing Corp., Manhattan Newspaper Group, LLC and the Landlord shall execute and deliver an Assignment of Lease in the form of Exhibit H attached hereto (the "Assignment of Lease"), (viii) Seller, Manhattan Media, LLC and Manhattan Newspaper Group, LLC shall have executed and delivered an Indemnity and Subrogation Agreement in the form of
Exhibit I-2 attached hereto (the "Indemnity Agreement"), pursuant to which Manhattan Media, LLC and Manhattan Newspaper Group, LLC shall have agreed to indemnify Seller in the event a payment shall be made by Seller under that certain Guaranty dated August 11, 2000 executed by Seller in favor of Landlord and that Seller shall be subrogated to the rights of the Landlord to the extent of such payment and (ix) Manhattan Media, LLC shall pay the fees and expenses of Seller's counsel incurred in connection with effectuating the post-closing transaction, which fees and expenses shall not exceed $9,000 in the aggregate.

                  6.13. Company Bank Accounts. As of the Closing Date, Seller shall not have issued any checks from any of the Companies' bank accounts which when paid exceed the balance available in such accounts.

                  6.14. Return of Companies' Stock Certificates. Upon the consummation of the transactions contemplated by the Post-Closing Reorganization and consummation of the transaction contemplated by Section 6.12 hereof, Seller, promptly following Buyer's request, shall return the original stock certificates of the Companies pledged and delivered to Seller pursuant to Section 7.1(g) hereto.

                  6.15. Restriction on Dividends and Distributions. Buyer shall not, nor shall it permit the Companies or any of their successors to, make any dividend payments or other distributions of their respective assets, except after the Post-Closing Reorganization, distributions by Manhattan Media, LLC and/or Manhattan Newspaper Group, LLC required to pay any federal, state and/or local Taxes in respect of their respective net profits.

                  6.16. Further Assurances. From time to time after the Closing, Seller shall execute and deliver such other instruments of transfer and documents related thereto and take such other action as Buyer may reasonably request in order to more effectively transfer to Buyers, and to place Buyer in possession and control of, the Shares and the other Assets and Properties specified on Schedule 2.1, or to enable Buyer to exercise and enjoy all rights and benefits of Seller with respect thereto.

                  6.17. Future Discovery of Assets. If, at any time following the Closing Date, Seller locates or discovers any assets or properties held in the name of Seller (including any urls-domain names of any of the Publications), used exclusively in connection with the business of any Company and not transferred to Buyer on the Closing Date, Seller agrees to promptly notify Buyer of such assets or property and to take all such action necessary to (i) if Tangible Personal Property, deliver actual possession and control of such assets to Buyer or its designees or (ii) if other than Tangible Personal Property, assign Seller's right, title and interest in and to such assets to Buyer or its designees and/or take whatever other reasonable action required to vest title in Buyer or its designees. This obligation shall expire three (3) years from the Closing Date.

                  6.18. Storage Arrangements. For a period of three (3) years following the Closing Date, Buyer shall continue to store, under Manhattan Publishing or Manhattan Newspaper Group, LLC's name on behalf of Seller and/or its Affiliate, the files and other personal property of Seller and/or its Affiliates (the "Stored Files") at the warehouse of Oz Moving and Storage Incorporated located at 3339 Park Avenue, Bronx, NY 10456 or such other comparable location; provided, however, that Buyer's obligation hereunder shall terminate if Buyer is required to move the Stored Files to a location that charges a cash fee for such storage services.

                  6.19. Access to Computer Applications. Until August 31, 2001, Seller shall give Buyer and its officers, directors and other agents access, during normal business hours, upon reasonable prior notice to Seller's computer applications (including Seller's Soloman software system) used in connection with the business of any Company. At the Closing, Buyer shall pay to Seller a cash amount equal to $1,000 for such access to the computer applications. Buyer shall pay to Seller for any direct expenses incurred in connection with Buyer's use of the computer applications during such period within five (5) days after Seller delivers to Buyer the applicable invoice therefor.

                  6.20. Lease Refunds. Seller acknowledges and agrees that the balance due from the Landlord under the Lease pursuant to paragraph 70 thereof (the "Construction Refund") shall, following the Closing, continue to be the property of Manhattan Publishing. Seller hereby assigns to Buyer the security deposit refund in the approximate amount of $12,326 due in connection with the termination of that certain Lease dated January 28, 1993 by and between Seller and Furcraft Associates for the premises located at 242 West 30th Street, 5th Floor, New York, New York (the "Furcraft Refund" and together with the Construction Refund, the "Lease Refunds"). In the event that any of the Lease Refunds are sent directly to Seller, Seller shall promptly forward such sums to Buyer.

                  6.21. July 31, 2001 Financials. Seller and Buyer acknowledge that, in connection with the preparation for the Section 338 Forms, the parties will require unaudited balance sheets of the

Companies as of July 31, 2001 (the "July Financials"). Accordingly, Seller shall, within 30 days following the Closing Date, prepare and deliver to Buyer the July Financials.

                  6.22. Termination of Chemical Bank Lien. Within 30 days following the Closing Date, Seller shall deliver to Buyer satisfactory evidence of termination of Chemical Bank's Lien against certain assets of the Companies, which Lien has been filed against the Companies in the County of New York.

                  6.23. Removal of Seller as General Contractor on Permits. Buyer shall use its commercially reasonable efforts to remove Seller as a General Contractor on any Work Permits issued in connection with certain construction on the premises located at covered by the Lease (the "Contractor Work Permits").

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT


                  7.1. Conditions to Obligations of Seller. The obligation of Seller to effect the transactions contemplated hereby is subject to the fulfillment of the following conditions:

                           (a) The representations and warranties of Buyer
contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and Buyer shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date and Seller shall have received a certificate from Buyer in the form of Exhibit J attached hereto attesting to such matters.

                           (b) Buyer shall have delivered to Seller a
certificate of the Secretary of Buyer in the form of Exhibit K attached hereto, certifying to the resolutions of the Board of Directors of Buyer authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and
(ii) this Agreement has been approved and adopted by all requisite action on the part of Buyer.

                           (c) There shall be no effective injunction, writ or
preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated.

                           (d) Buyer shall have executed and delivered to Seller
the Note.

                           (e) Each Company shall have executed and delivered to
Seller a Guaranty in the form of Exhibit D-1 attached hereto, which shall guarantee the payment and performance of Buyer's obligations under the Note.

                           (f) Each Company shall have executed and delivered to
Seller a Security Agreement in the form of Exhibit E-1 attached hereto, which shall grant to Seller a perfected, first priority Lien on all of the Companies' assets.

                           (g) Buyer shall have executed and delivered to Seller
a Pledge Agreement in the form of Exhibit F-1 attached hereto, which shall grant to Seller a perfected, first priority security interest in the Shares, together with certificates representing the Shares and appropriate stock powers and endorsements thereto.

                           (h) Seller and Allon shall have executed and
delivered a Termination of Employment Agreement and Release in the form of Exhibit L attached hereto ("Termination of Employment Agreement"), which shall terminate that certain Employment Agreement, dated as of July 1, 2001, by and between Allon and Seller and release Allon from the covenants set forth in
Section 4 of such Employment Agreement.

                           (i) Seller, Buyer and Manhattan Publishing shall have
executed and delivered an Indemnity and Subrogation Agreement in the form of
Exhibit I-1, pursuant to which Buyer and Manhattan Publishing shall have agreed
(i) to indemnify Seller in the event a payment shall be made by Seller under that certain Guaranty dated August 11, 2000 executed by Seller in favor of Landlord and (ii) that Seller shall be subrogated to the rights of the Landlord to the extent of such payment.

                           (j) Buyer shall have delivered all other documents
and instruments required by the terms of this Agreement or reasonably required by Seller to effectuate the transaction contemplated by this Agreement.

                  7.2. Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated hereby are subject to the fulfillment of the following conditions:

                           (a) The representations and warranties of Seller set
forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and Seller shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date and Buyer shall have received a certificate from Seller in the form of Exhibit M attached hereto attesting to such matters.

                           (b) Seller shall have delivered to Buyer a
certificate of the Secretary of such Seller, in the form of Exhibit N attached hereto, certifying to the resolutions of the Board of Directors and shareholders of such Seller authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and (ii) this Agreement has been approved and adopted by all requisite corporate action on the part of such Seller.

                           (c) There shall be no effective injunction, writ or
preliminary restraining order of any nature issued by a court or governmental body or regulatory entity of competent jurisdiction directing that the transaction provided for herein not be consummated.

                           (d) Seller shall have delivered to Buyer the
certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank and shall have affixed thereto all requisite stock transfer stamps.

                           (e) Seller shall have delivered Affidavits as to Lost
Stock Certificates in the form of Exhibit O attached hereto (the "Lost Stock Certificate Affidavit") in connection with any lost original certificates evidencing the Shares of any of the Companies.

                           (f) Seller shall have executed and delivered the
Termination of Employment Agreement.

                           (g) Seller shall have delivered all original stock
books, stock ledgers and minute books of the Companies containing all original cancelled share certificate and all original minutes and consents of the Companies in Seller's possession.

                           (h) Seller shall have delivered copies of all records
and other documents of the Companies in Seller's possession including all payroll and accounting information in electronic format.

                           (i) Seller shall have prepared, executed and
delivered all Transfer Tax returns including Form RPT and Form TP-584 with the appropriate schedules annexed thereto and other documents required when selling a controlling interest in Manhattan Publishing (which holds the Lease) together with payment of all taxes which are due thereunder.

                           (j) Seller shall have delivered Resignations of all
current officers and directors of the Companies in the form of Exhibit P attached hereto.

                           (k) Seller shall have delivered certificates issued
by the Secretary of State of the State of New York dated within forty (40) days prior to the Closing Date evidencing the subsistence of each of the Companies.

                           (l) The Landlord shall have executed and delivered to
Buyer and Seller an Estoppel Certificate in the form of Exhibit Q attached hereto ("Estoppel Certificate").

                           (m) Seller shall have delivered all other documents
and instruments required by the terms of this Agreement or reasonably required by Buyer to effectuate the transaction contemplated by this Agreement.

                                  ARTICLE VIII.

                                    SURVIVAL

         8.1. Survival. The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date; provided, however, that the representations and warranties of Seller contained in Section 4.11 shall survive the Closing until the expiration of the applicable period during which any deficiency in Taxes may be assessed against any of the Companies with respect to any taxable period ending prior to the Closing Date; and provided further that the representations and warranties of Seller contained in Sections 4.1, 4.2, 4.3 and 4.4 and the representations and warranties of Buyer contained in Sections 5.1, 5.2, 5.3 and 5.4 hereof shall survive the Closing for a period of three (3) years from the Closing Date. All representations and warranties contained in this Agreement and in the Schedules or in any certificates or other documents delivered pursuant hereto shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto. All covenants and agreements shall survive the consummation of the transactions contemplated hereby.

                                   ARTICLE IX.

                                 INDEMNIFICATION

                           (a) Seller agrees to indemnify and hold harmless
Buyer and its Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof) arises out of or is based upon (i) any misrepresentation or breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or in any document delivered by Seller pursuant to Articles VI or VII hereof or those made in any certificate, Schedule, Exhibit or affidavit referenced hereby or attached hereto, whether existing or accruing prior or subsequent to the Closing Date, or (ii) any pre-existing judgment set forth on Schedule 9(a) attached hereto (the "Judgment Losses"). Notwithstanding anything in this Agreement, Buyer shall not be entitled to indemnification pursuant to this Article IX until the aggregate Losses exceed $50,000 (except in the case of any Loss arising out of or relating to Sections 4.11, 6.3, 6.5, 6.6, 6.9, 6.13 and 6.22 hereof or any Judgment Losses which shall be without minimum requirement) and in no event shall Seller be obligated to indemnify Buyer in an aggregate amount that exceeds (x) the Purchase Price with respect to any Loss resulting from a breach of the representations and warranties of Buyer contained in Sections 4.1, 4.2, 4.3 and
4.4 hereof and (y) $125,000 with respect to any other Loss (the "Indemnification Limits"). The indemnification set forth herein shall be Buyer's sole and exclusive remedy for a misrepresentation or breach of any representation, warranty or covenant set forth in this Agreement.

                           (b) Buyer hereby agrees to indemnify and hold
harmless Seller and its Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature insofar as a Loss (or actions in respect thereof) arises out of or is based upon (i) any misrepresentation or breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or in any document delivered by Buyer pursuant to Articles VI or VII hereof or those made in any certificate, Schedule or Exhibit referenced hereby or attached hereto, whether existing or accruing prior or subsequent to the Effective Date, (ii) any default, subsequent to the Effective Date, by Manhattan Publishing under the terms of the Lease or (iii) the Contractor Work Permits. Notwithstanding anything in this Agreement, Seller shall not be entitled to indemnification pursuant to this Article IX until the Losses exceed $50,000 (except in the case of any Loss arising out of or relating to the Lease, the Lease Guaranty, the Indemnity Agreement or the covenants contained in Sections 6.7, 6.8(b), 6.9, 6.10, 6.11, 6.12, 6.15 or the agreements executed by Buyer or any Company pursuant to Section 7.1 hereof which shall be without minimum requirement) and in no event shall Buyer be obligated to indemnify Seller in an aggregate amount that exceeds the Purchase Price with respect to any Loss (other than Losses arising out of or relating to the Lease, the Lease Guaranty, the Indemnity Agreement or the covenants contained in Sections 6.7, 6.8(b), 6.9, 6.10, 6.11, 6.12, 6.15 or the agreements executed by Seller or any Company pursuant to Section 7.1 hereof which shall be without limitation).

                           (c) No claim for indemnification under this Article
IX shall be valid unless notice of the matter which may give rise to such claim is given in writing by the party seeking indemnification (the "Indemnitees") to the party against whom indemnification may be sought (the "Indemnitors") as soon as reasonably practicable after such Indemnitees become aware of such claim, provided that the failure to notify the Indemnitors shall not relieve them from any Liability under this Article IX unless the Indemnitors shall be irrevocably prejudiced thereby; provided further that in no event shall Seller be obligated to indemnify Buyer in an aggregate amount that exceeds the Purchase Price. Such notice shall, to the extent reasonably possible, state that the Indemnitors are required to indemnify the Indemnitees for a Loss and shall specify the amount of Loss and the relevant details thereof.

                           (d) The Indemnitors shall have the right to settle
and to defend, through counsel satisfactory to the Indemnitees, at their expense, any action which may be brought in connection with all indemnifiable matters subject to this Article IX (a "Third Party Action"). In such event, the Indemnitees of the Loss in question and any successors thereto shall permit the Indemnitors access to their books and records and otherwise cooperate with the Indemnitors in connection with such action, provided that the Indemnitees shall have the right fully to participate in such defense at their own expense. The defense by the Indemnitors of any such action shall not be deemed a waiver by the Indemnitors of their right to assert a dispute with respect to the responsibility of the Indemnitors with respect to the Loss in question. The Indemnitors shall have the right to settle or compromise any claim against the Indemnitees without the consent of the Indemnitees provided that the terms thereof provide for the unconditional release of the Indemnitees and require the payment of monetary damages only (within the Indemnification Limit, if applicable). No Indemnitee shall pay or voluntarily permit the determination of any Liability which is subject to any such action while the Indemnitors are negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed. If the Indemnitors shall fail to take reasonably timely action to defend any such action, the Indemnitees involved shall have the right to assume the defense thereof with counsel of their choosing, at the Indemnitors' expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitors shall fail to promptly defend, the Indemnitors shall not thereafter question the Liability of the Indemnitors hereunder to the Indemnitees for any Loss (including reasonable counsel fees and other reasonable expenses of defense).

                           (e) Notwithstanding the provisions of Article VIII,
the termination of the representations and warranties set forth in this Agreement shall not terminate or affect obligations in respect of claims for indemnity or otherwise for which written notice shall have been given by the Indemnitees to the Indemnitors prior to the applicable expiration date.

                           (f) If at any time Buyer shall give written notice to
Seller of a Loss pursuant to which it is or may be entitled to indemnification under section (a) of this Article IX for indemnity and Seller does not pay the amount of any Loss or otherwise notify Buyer that a dispute exists with respect to responsibility for or the amount of a Loss within 15 days following Seller's receipt of such notice, Buyer may setoff the amount of such claim against the payments due on the Note. In the event that Seller disputes responsibility for such Loss, Buyer may, pending resolution of such dispute, withhold payment on the Note in the amount of such Loss until such dispute shall have been resolved.

                                   ARTICLE X.

                         TERMINATION; AMENDMENT; WAIVER


                  10.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                           (a) by mutual written agreement of Seller and Buyer;

                           (b) by Seller or Buyer, as the case may be, upon
notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before August 3, 2001 so long as the party terminating this Agreement pursuant to this Section 10.1 has not made any material misrepresentation or materially breached a covenant, agreement or warranty contained herein;

                           (c) by Buyer, on the one hand, or Seller, on the
other hand, if (i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental entity or regulatory body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transactions contemplated hereby illegal or otherwise prohibited;

                           (d) by Seller, on the one hand, or Buyer, on the
other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty set forth in this Agreement, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

                  10.2. Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Buyer (or any of their respective representatives or Affiliates), except that the provisions with respect to expenses in Section 11.5 and confidentiality in
Section 6.3 will continue to apply following any such termination.

                  10.3. Amendment. This Agreement may only be amended by action taken by Seller and Buyer. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Seller and Buyer.

                  10.4. Extension; Waiver. At any time prior to the Closing Date, Seller and Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                   ARTICLE XI.

                                  MISCELLANEOUS


                  11.1. Entire Agreement. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof, all of which are merged herein. All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise.

                  11.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Seller. The obligations of Seller hereunder shall be assumed by any entity who purchases substantially all the assets of Seller or into whom Seller merges or consolidates.

                  11.3. Validity; Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect unless such enforceability causes this Agreement to fail in its essential purpose.

                  11.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered if delivered in person, by telecopy, cable, telegram or telex, or the date of mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Buyer, to:

                  Manhattan Media, LLC
                  63 West 38th Street, Suite 206
                  New York, NY 10018
                  Fax:(212) 268-0577
                  Attention: Thomas Allon

         with copies to:

                  ISIS Venture Partners, LLC
                  500 Fifth Avenue, 49th Floor
                  New York, New York  10110
                  Fax:(212) 512-0141
                  Attention: James Lyle

                  Law Offices of Michael J. Simon
                  317 Madison Avenue, Suite 807
                  New York, NY 10017-5201
                  Fax: (212) 818-9148
                  Attention: Michael J. Simon, Esq.
                  if to Seller:

                  News Communications, Inc.
                  2 Park Avenue, Suite 1405
                  New York, NY 10016
                  Fax: (212) 689-4018
                  Attention: James A. Finkelstein

         with a copy to:

                  Piper Marbury Rudnick & Wolfe LLP
                  1251 Avenue of the Americas
                  New York, NY 10020
                  Fax: (212) 835-6001
                  Attention: Paul J. Pollock, Esq.

or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

         11.5. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws thereof (except for 5-1401 of the General Obligations Law of the State of New York). In any legal suit, action, proceeding or controversy arising out of or relating to this Agreement the parties hereto irrevocably consent to the jurisdiction of the Supreme Court of the State of New York located in New York County and waive any objection now existing or hereinafter arising to venue.

                  11.7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  11.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

                  11.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  11.10. Specific Performance. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  11.11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates to the existence of the document or other item itself). The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  11.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.


                                  MANHATTAN MEDIA CORP.


                                  By:    /s/ Thomas Allon
                                     -------------------------------------------
                                  Name: Thomas Allon
                                  Title: President



                                  NEWS COMMUNICATIONS, INC.


                                  By:   /s/ James A. Finkelstein
                                     ------------------------------------------
                                  Name: James A. Finkelstein
                                  Title: President

                         List of Schedules and Exhibits
                         ------------------------------

Schedule 2.1           Purchase and Sale of Shares
------------

Schedule 2.3           Asset Allocation
------------

Schedule 4.5           Conflicts; Required Filings and Consents
------------

Schedule 4.6           Financial Statements
------------

Schedule 4.7           Litigation
------------

Schedule 4.9           Labor Matters
------------

Schedule 4.11(a)       Tax Returns
----------------

Schedule 4.11(g)       Powers of Attorney concerning Tax Matters
----------------

Schedule 4.13          Tangible Personal Property
-------------

Schedule 4.14          Material Contracts
-------------

Schedule 9(a)          Judgments for Indemnification
-------------


Exhibit A              Note
---------

Exhibit B              Subordination Agreement
---------

Exhibit C              Allonge
---------

Exhibit D-1            Guaranty from the Companies
-----------

Exhibit D-2            Guaranty from Manhattan Newspaper Group, LLC
-----------

Exhibit E-1            Security Agreement from the Companies
-----------

Exhibit E-2            Security Agreement from Manhattan Newspaper Group, LLC
-----------

Exhibit F-1            Pledge Agreement from Buyer
-----------

Exhibit F-2            Pledge Agreement from Manhattan Media, LLC
-----------

Exhibit G              Escrow Agreement
---------

Exhibit H              Assignment of Lease
---------




Exhibit I-1            Indemnity Agreement from Manhattan Media Corp. and
-----------            Manhattan Publishing Corp.

Exhibit I-2            Indemnity Agreement from Manhattan Media, LLC. and
-----------            Manhattan Newspaper Group, LLC

Exhibit J              Officer's Certificate of Buyer
---------

Exhibit K              Certificate of Secretary of Buyer
---------

Exhibit L              Termination of Employment Agreement
---------

Exhibit M              Officer's Certificate of Seller
---------

Exhibit N              Certificate of Secretary of Seller
---------

Exhibit O              Affidavits as to Lost Stock Certificates
---------

Exhibit P              Resignation
---------

Exhibit Q              Estoppel Certificate
----------

                                       -2-